Nasdaq, Inc. Board
Compensation Policy
Amended and Restated as of June 11, 2025
Purpose & Statement Of Policy
Annual Non-Employee Director (“Director”) compensation consists of the following elements, each of which is discussed further below: (i) annual retainer, (ii) annual equity award, (iii) annual committee chair fees and (v)annual committee member fees.
Director compensation will be based on a compensation year in connection with the annual meeting of stockholders (the “Annual Meeting”). This enables Directors to receive equity immediately following election and appointment to the Board at the Annual Meeting.
Applicability & Scope
This Policy is applicable to all non-employee Directors of Nasdaq, Inc.
Annual Retainer
•Annual Director Retainer compensation is equal to a total value of $90,000 for each Director, other than the Chairman of the Board.
•The Lead Independent Director, if any, will receive the Annual Director
Retainer plus an additional Lead Independent Director Retainer of $75,000.
•The Chairman of the Board will receive Annual Board Chairman Retainer compensation equal to a total value of $240,000.
•Annual Retainer compensation will be delivered in the form of equity;
however, Directors may annually elect to receive the entire Retainer compensation in cash or equity. Each Director will have the opportunity to make this election during the thirty (30) day period preceding the Annual
Meeting. If the Director declines to make an election, the entire Annual
Retainer will be paid in equity.
•Equity will be issued as Restricted Stock Units to each eligible director automatically on the date of the Annual Meeting immediately following the
Director’s election and appointment by the Board. The equity portion
QUESTIONS?
Please contact the Office of the Corporate Secretary with
questions about this policy.
selected will be paid in accordance with the “Policies
and Procedures Relating to Equity Grants” below.
•If cash is selected, the cash portion will be paid semi-
annually in arrears, in equal installments, no later than
the fifteenth day of the third month following the end
of the semi-annual period; provided, however, that a
Director will have a right to receive a cash payment for
any given period only if that person serves as a Director
during all or a portion of that period, with the cash
payment for the period being prorated in the case of a
person who serves as a Director during only a portion of
a period (other than on account of death or disability).
•A Director appointed after the annual shareholders
meeting will be eligible to receive a prorated share
of the Annual Retainer compensation. Such a Director
may elect to receive the entire prorated share of
the Annual Retainer compensation in cash or equity.
Any cash portion will be paid semi-annually in arrears.
Annual Equity Award
•All Directors, including the Chairman and Lead
Independent Director, will receive an additional
annual equity award in the form of Restricted Stock
Units, in the amount of $260,000 per annum.
•The annual equity award will be granted to each
Director automatically on the date of the Annual
Meeting immediately following the Director’s election
and appointment to the Board. A Director appointed to
the Board at any time after the annual shareholders
meeting will be eligible to receive a prorated share of
the annual equity award.
•The annual equity award will be paid in accordance
with the “Policies and Procedures Relating to Equity
Grants” below.
Annual Committee Chair Fees
•The Chairperson of the Audit & Risk Committee will
receive an Annual Chair Fee of $45,000.
•The Chairperson of the Management Compensation
Committee will receive an Annual Chair Fee of
$35,000.
•The Chairperson of the Finance and Nominating &
Governance Committees will receive an Annual
Chair Fee of $25,000.
•The Annual Chair fees will be paid in equity; however,
each Chairperson may elect to receive the entire
Annual Chair fees in cash. The Annual Chair fees will be
issued as Restricted Stock Units to each eligible director
automatically on the date of the Annual Meeting
immediately following the Director’s election and
appointment by the Board. A Chairperson appointed to
the Board at any time after the annual shareholders
meeting will be eligible to receive a prorated share of
the Annual Committee Chair Fees. Fees paid in equity
will be paid in accordance with the “Policies and
Procedures Relating to Equity Grants” below.
•If cash is selected, the cash portion will be paid semi-
annually in arrears, in equal installments, no later
than the fifteenth day of the third month following the
end of the semi-annual period; provided, however, that
a Director will have a right to receive a cash payment
for any given period only if that person serves as a
Director during all or a portion of that period, with the
cash payment for the period being prorated in the case
of a person who serves as a Director during only a
portion of a period (other than on account of death or
disability).
Annual Committee Member Fees
•Each Non-Chair Member of the Audit & Risk Committee
will receive an annual membership fee of $25,000.
•Each Non-Chair Member of the Management
Compensation Committee and Nominating &
Governance Committee will receive an annual
membership fee of $15,000.
•Each Non-Chair Member of the Finance Committee
will receive an annual membership fee of $10,000.
•The Annual Committee Member fees will be paid in
equity; however, each Non-Chair Member may elect
to receive the entire Annual Committee Member fees
in cash. The Annual Committee Member fees will be
issued as Restricted Stock Units to each eligible director
automatically on the date of the Annual Meeting
immediately following the Director’s election and
appointment by the Board. A Director appointed to the
Board at any time after the annual shareholders
meeting will be eligible to receive a prorated share of
the Annual Committee Member Fees. Fees paid in
equity will be paid in accordance with the “Policies
and Procedures Relating to Equity Grants” below.
•If cash is selected, the cash portion will be paid semi-
annually in arrears, in equal installments, no later than
the fifteenth day of the third month following the end
of the semi-annual period; provided, however, that a
Director will have a right to receive a cash payment for
any given period only if that person serves as a Director
during all or a portion of that period, with the cash
payment for the period being prorated in the case of a
person who serves as a Director during only a portion of
a period (other than on account of death or disability)
Policies And Procedures Relating To Equity Grants
General
•All Director equity will be granted under the Equity
Plan.
•Calculation of the number of shares of equity to be
awarded to Directors will be valued at 100% of face value
and based on the closing price of Nasdaq’s common stock
on the date of the grant. Equity awards are non-
transferable and must be issued to the Director.
•Any grants of equity under this policy shall be
exempt pursuant to Rule 16b-3 under the Securities
Exchange Act of 1934, as amended.
Vesting
•Equity awards will vest 100% one (1) year from the
date of the grant. Equity awards will also vest upon
the scheduled expiration of a Director’s term, if such
term is not renewed.
•Upon a Director’s resignation (other than for death
or disability) prior to the end of the Director’s term,
unvested equity awards will be forfeited. However,
the Management Compensation Committee, in its
sole discretion, may approve the vesting of
unvested equity awards either pro-rated or in full, as
of the final vesting date.
•Upon termination of a Director for “Misconduct,” all
unvested equity awards will be forfeited without
further consideration to the Director.
•Upon termination of a Director on account of his
death or disability, unvested equity awards will
vest.
•Shortly after vesting, vested shares will appear in
the Director’s account at E*Trade. To view this
information, a Director may log directly onto his or
her online E*Trade account at https://
us.etrade.com/
e/t/user/login_sp.  Additionally, a Director may
contact E*Trade’s Executive Services Team at
1.972.218.0187 or via email at
executiveservices@etrade.com
Equity Agreements, Share Restrictions & Voting Rights
•Equity awards will be evidenced by an Equity
Award Agreement to be entered into with each
Director.
•Once vested, shares will be freely tradeable.
Nasdaq does not have a repurchase right or
obligation.
•Trading in Nasdaq shares, however, is subject to the
Director and Executive Officers Trading Policy and to
any contractual restrictions on transfer, such as lock-
up agreements, that may be applicable.
Reporting and Disclosure
•SEC Form 4s (Change in Beneficial Ownership) must
be filed by each Director with the SEC within 2
business days of equity grants. The Director may
request Nasdaq’s assistance with the preparation
and filing of Form 4s and other Section 16 reports by
providing a completed Power of Attorney and CIK/
CCC Code, if the Director has a CIK/CCC Code
currently assigned.
•Equity will be reflected as stock owned by Directors,
if required, in the Beneficial Ownership Table of
the Nasdaq Proxy and will be disclosed under the general
Director Compensation section of the Proxy.
Stock Ownership Guidelines For Directors
•Stock ownership guidelines for Directors of Nasdaq
are as follows.
•

Value of Shares Owned
Chairman of the Board	6x Annual Board Chairman Equity Grant
All Other Directors	2x Annual Director Equity Grant
New Directors are expected to meet the applicable
level of ownership within four years of their election
to the Board of Directors.
•The value of shares owned will be calculated based
upon Nasdaq’s average closing common stock price for
a 90-day period prior to the date on which the
Director is expected to meet the applicable level of
stock ownership.
•Shares that count toward meeting the stock
ownership guidelines include:
•Shares owned outright (e.g., shares
obtained upon option exercise, shares
purchased in the open market, etc.
•Shared ownership (e.g., shares owned
or held in trust by immediate family
•Vested and unvested restricted
shares
•Shares that do not count toward meeting the
stock ownership guidelines:
•Vested stock Options
•Unvested stock options
•Once an applicable guideline threshold has been
attained, the Director is expected to continuously
retain sufficient share ownership to meet the guideline
for as long as the Director is subject to the Stock
Ownership Guidelines.
•There may be instances where an exception to the
guidelines is necessary or appropriate, including in
cases where the satisfaction of the guidelines would
place a severe hardship on the Director. In such cases,
the Chairman of the Board will make a final
determination as to whether an exception to the
Stock Ownership Guidelines, in whole or in part, will be
granted.